Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-03278) pertaining to the Employee Stock Purchase Plan of American Eagle Outfitters, Inc.,
(2)
Registration Statements (Form S-8 Nos. 333-126278 and 333-161661) pertaining to the 2005 Stock Award and Incentive Plan of American Eagle Outfitters, Inc.,
(3)
Registration Statement (Form S-8 No. 333-197050) pertaining to the 2014 Stock Award and Incentive Plan of American Eagle Outfitters, Inc.,
(4)
Registration Statement (Form S-8 No. 333-218194) pertaining to the 2017 Stock Award and Incentive Plan of American Eagle Outfitters, Inc.,
(5)
Registration Statement (Form S-8 No. 333-238942) pertaining to the 2020 Stock Award and Incentive Plan of American Eagle Outfitters, Inc., and
(6)
Registration Statement (Form S-8 No. 333-273076) pertaining to the 2023 Stock Award and Incentive Plan of American Eagle Outfitters, Inc.;

of our reports dated March 15, 2024, with respect to the consolidated financial statements of American Eagle Outfitters, Inc. and the effectiveness of internal control over financial reporting of American Eagle Outfitters, Inc. included in this Annual Report (Form 10-K) of American Eagle Outfitters, Inc. for the year ended February 3, 2024.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
March 15, 2024